Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 ( File # 333-224433) of China Recycling Energy Corporation of our report dated May 12, 2020 relating to the financial statements for the year ended December 31, 2019, which appear in the 2019 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Prager Metis CPA’s LLC

Las Vegas, Nevada

August 24, 2020